EXHIBIT 10.4

General Electric Credit Corporation of Tennessee

c/o GE Capital US Holdings, Inc.

901 Main Avenue

Norwalk CT 06851

September 7, 2017

Penske Automotive Group, Inc.

2555 Telegraph Road

Bloomfield Hills, MI 48302

Attention:Executive Vice President and CFO

Re:Amended and Restated PAG Co-Obligation Fee, Indemnity and Security Agreement

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated PAG Co-Obligation Fee, Indemnity and Security Agreement, dated as of March 17, 2015, between Penske Automotive Group, Inc. (“PAG”) and General Electric Capital Corporation (“GECC”) (the “Prior COFIS Agreement”), as amended by that certain Notice and Confirmation of Assignment of PAG COFIS Letter Agreement, dated as of November 24, 2015,  among PAG, GECC and General Electric Credit Corporation of Tennessee, a Tennessee corporation (“GE Tennessee”) (the “Letter Amendment”).  The Prior COFIS Agreement, as amended by the Letter Amendment, is referred to herein as the “COFIS Agreement”.   Capitalized terms used but not defined herein shall have the meanings given them in the COFIS Agreement; unless otherwise specified, references herein to any Section are references to such Section of the COFIS Agreement.

WHEREAS,  PAG, Penske Truck Leasing Corporation and GE Tennessee have now completed the consultative process contemplated by Section 10.3 of the Second Amended and Restated Limited Liability Company Agreement dated March 17, 2015 as amended prior to the date hereof (the “Second Amended LLC Agreement”) of LJ VP Holdings LLC (“Holdings”);

WHEREAS, concurrently with the execution hereof (the “Effective Date”), the Second Amended LLC Agreement is being amended and restated by the Third Amended and Restated Limited Liability Company Agreement of Holdings (as may be amended, restated, supplemented or otherwise modified from time to time, the “Third Amended LLC Agreement”);

WHEREAS, as set forth in the Third Amended LLC Agreement, Holdings has created a separate account (the “PAG Account”) for cash and cash equivalents at the date hereof representing 18% of Holdings’ cash and cash equivalents, other than Permitted Working Capital as defined in such Agreement;

-  1  -

WHEREAS, a portion of distributions from PTL GP, LLC to Holdings and capital contributions by PAG will be deposited in the PAG Account and distributions from the PAG Account will be made to GE Tennessee to pay some or all of the indemnification obligations of PAG under Section 3 of the COFIS Agreement as amended hereby (all of such obligations, the “PAG Indemnification Obligations”);

WHEREAS, pursuant to the Third Amended LLC Agreement, the PAG Account may be invested in such instruments as are permitted under this letter agreement; and

WHEREAS, in addition Holdings is segregating 18% of its membership interests in PTL GP and certain other assets  and is causing PTL GP, LLC to segregate 18% of its partnership interests in Penske Truck Leasing Co., L.P., all to support the PAG Indemnification Obligations;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, and intending to be legally bound, the parties hereby agree:

Section 1.Definitions.

(a)The following definitions are hereby added to the COFIS Agreement in alphabetical order:

“GECUSH” shall mean GE Capital US Holdings, Inc., a Delaware corporation, and its successors and assigns.

“Holdings PAG Assets” shall mean the membership interests in PTL GP and other assets held by Holdings and available to satisfy PAG’s obligations under Section 3 of this Agreement, together with the proceeds thereof.

“PAG Account” shall mean the PAG Account as established and maintained pursuant to the Holdings LLC Agreement and the proceeds of such Account.

“PTL GP” shall mean PTL GP, LLC, a Delaware limited liability company, formerly known as LJ VP, LLC.

“PTL PAG Assets” shall mean the partnership interests in the Partnership held by PTL GP and available to satisfy PAG’s obligations under Section 3 of this Agreement together with the proceeds thereof.

“Third Effective Date” shall mean September 7, 2017.

(b)The definitions of “Holdings LLC Agreement”, “Holdings Payment Amounts” and “Indemnity Payments” are hereby deleted and replaced in their entirety with the following:

“Holdings LLC Agreement”  shall mean that certain Third Amended and Restated

Limited Liability Company Agreement of Holdings, dated as of the Third Effective Date, by and among the managing member and other members of Holdings, and joined in for

-  2  -

certain limited purposes by GECUSH,  as the same may be amended, restated, supplemented or otherwise modified from time to time, except that for purposes of the definition of “Holdings Payment Amounts” and of Section 9, “Holdings LLC Agreement” shall mean the Second Amended and Restated Limited Liability Company of Holdings dated March 17, 2015 as amended prior to the Third Effective Date.

“Holdings Payment Amounts”  shall mean any amounts paid by Holdings to GECC prior to November 24, 2015 or to GE Tennessee pursuant to section 10.1(a) of the Holdings LLC Agreement on or after November 24, 2015 and prior to the Third Effective Date, which will be deemed to have been distributed to the Members when paid to GECC prior to November 24, 2015 or to GE Tennessee in accordance with such section.

“Indemnity Payments” shall have the meaning set forth in Section 3 below and for avoidance of doubt shall include payments by Holdings that reduce the Indemnified Amounts.

(c)The following definitions are hereby deleted:  “Contribution Subaccount”, “Interest Obligations Deficiency” and “Losses”.

Section 2.Additional PAG Rights and Obligations.

(a)Section 3 of the COFIS Agreement is amended by the addition of the following immediately before the last sentence thereof:

Any payments made by Holdings to GE Tennessee after the Third Effective Date out of the PAG Account or with proceeds of any of PAG’s Available Assets as defined in the Holdings LLC Agreement shall reduce the Indemnified Amounts due hereunder with respect to PAG.

(b)Section 4 of the COFIS Agreement is amended by replacing the caption “Security Interests” with “Security Interests and Certain Holdings Interests”.

(c)Section 4 of the COFIS Agreement is amended by the addition of the following as Subsection (i) thereof:

(i)PAG shall be permitted to direct Holdings to invest in the PAG Account in the instruments described on Schedule 1 attached to that certain letter agreement dated September 7, 2017, between PAG and GE Tennessee and shall on the Third Effective Date direct that any investments contained in the PAG Account that are not so described be converted to investments that are so described.  Without the prior written consent of GE Tennessee, PAG shall not suffer, authorize or direct disbursements from the PAG Account or the Transfer of the PAG Account or any Holdings PAG Assets or any PTL PAG Assets except as contemplated by Article 10 of the Holdings LLC Agreement.

(d)The final sentence of Section 11.4(c) of the COFIS Agreement is hereby deleted.

-  3  -

Section 3.Notices.  The notice address for GE Tennessee in Section 11.5 of the COFIS Agreement is hereby deleted in its entirety and replaced with the following:

If to GE Tennessee at:

General Electric Credit Corporation of Tennessee,

c/o GE Capital US Holdings, Inc.
901 Main Avenue
Norwalk CT 06851
Attention: Risk Manager, TTS
Email: Annie.Bortolot@ge.com
Attention: General Counsel, TTS
Email: Ryan.Doherty@ge.com

with a copy to:	General Electric Company 41 Farnsworth Street Boston, MA 02210 Attention: Executive Counsel – Mergers & Acquisitions Facsimile: (203) 286-2181 E-mail Address: Mark.Landis@ ge.com BDLegal@ge.com

Section 4.Designation of Agent.  Pursuant to the definition of “Agent” in the COFIS, GE Tennessee hereby designates GE Capital US Holdings, Inc. as the Agent.

Section 5.Entire Understanding; Amendments.  Except as amended by this Letter Agreement, all provisions of the COFIS Agreement shall remain in full force and effect, and, as amended by this Letter Agreement, are hereby ratified and reaffirmed and shall be binding on the parties hereto and their successors and assigns.  This Letter Agreement is effective as of the date first above written and together with the COFIS Agreement contains the entire understanding between GE Tennessee and PAG relative to the subject matter hereof.  Without limiting the foregoing, PAG acknowledges that, under the COFIS Agreement as amended hereby as of the effectiveness of this Letter Agreement, the principal amount of the obligations for which it is liable is SIXTY THREE MILLION ONE HUNDRED FORTY THOUSAND DOLLARS ($63,140,000) and the next due payment of interest on such principal, accruing from June 18, 2017, is due on December 18, 2017, and the next due payment of the Co-Obligation Fee, accruing from June 30, 2017, is due on September 30, 2017.  Neither this Letter Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated, in whole or in part, orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

Section 6.Severability.  If any part of this Letter Agreement is contrary to, prohibited by, or deemed invalid under applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

-  4  -

Section 7.Captions and Interpretation.  The captions at various places in this Letter Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Letter Agreement.    Unless the context otherwise requires, (a) the terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Letter Agreement as a whole and not to any particular section, paragraph or subdivision; (b) terms used herein in the singular also include the plural and vice versa; (c) any pronoun shall include the corresponding masculine, feminine and neuter forms; and (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”.

Section 8Advice of Counsel.  Each of PAG and GE Tennessee acknowledges that it has been advised by counsel in connection with the execution of this Letter Agreement and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Letter Agreement.

Section 9.Counterparts; Electronic Signatures.  This Letter Agreement may be executed in any number of separate counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Delivery of a counterpart hereto by facsimile transmission or by electronic transmission of an Adobe portable document format file (also known as a “PDF file”) shall be as effective as delivery of an original counterpart hereto.

Section 10.GOVERNING LAW.  THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK AND WITHOUT REFERENCE TO ANY CONFLICT OF LAW RULES THAT MIGHT LEAD TO THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

[Signature Page to follow.]

-  5  -

Please indicate your acceptance of this Letter Agreement by signing at the bottom and returning the executed Letter Agreement to us.

Very truly yours:

Title:
GENERAL ELECTRIC CREDIT CORPORATION OF TENNESSEE By /s/ Anne Bortolot Name: Anne Bortolot Title: Vice President and Duly Authorized Signatory

PAG COFIS AMENDMENT LETTER

SIGNATURE PAGE

ACKNOWLEDGED AND AGREED:

Name: Title:
PENSKE AUTOMOTIVE GROUP, INC. By: /s/ J.D. Carlson Name: J.D. Carlson Title: EVP & CFO

PAG COFIS AMENDMENT LETTER

SIGNATURE PAGE

SCHEDULE 1

PERMITTED INVESTMENTS

(a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000 and whose securities are rated at least A by S&P or A by Moody’s; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this schedule, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state of the United States, by any political subdivision or taxing authority of any such state, the securities of which state, commonwealth, territory, political subdivision, or taxing authority (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest primarily in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.